Exhibit 1

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Amendment No. 34 to the Schedule 13D to which this Exhibit is attached is filed jointly on behalf of each of them in the capacities set forth below.

Dated: April 7, 2022

ESTATE OF NICHOLAS G. KARABOTS

By:	/s/ William J. Bonner, Jr.
Name:	William J. Bonner, Jr.
Title:	Executor

By:	/s/ Constance Kolkka
Name:	Constance Kolkka
Title:	Executor

By:	/s/ Andrea Duloc
Name:	Andrea Duloc
Title:	Executor

By:	/s/ Despina McNulty
Name:	Despina McNulty
Title:	Executor

/s/ William J. Bonner, Jr.
William J. Bonner, Jr.

/s/ Constance Kolkka
Constance Kolkka

/s/ Andrea Duloc
Andrea Duloc

/s/ Despina McNulty
Despina McNulty

KAPPA MEDIA GROUP, INC.

By:	/s/ William J. Bonner, Jr.
Name:	William J. Bonner, Jr.
Title:	Vice President

Glendi Publications, Inc.

By:	/s/ William J. Bonner, Jr.
Name:	William J. Bonner, Jr.
Title:	Vice President